UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

April 13, 2016

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1–7810	Energen Corporation	Alabama	63–0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326–2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective April 13, 2016, Energen Corporation (“Energen”) entered into a fourth amendment (the “Amendment”) to its credit agreement (the “Credit Agreement”) among Energen, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders. Terms used and not defined herein have the respective meanings given to such terms in the Credit Agreement and the Amendment, respectively.

The Amendment changes the Credit Agreement to decrease the Borrowing Base from $1.4 billion to $1.05 billion, and correspondingly, the Aggregate Commitment from $1.4 billion to $1.05 billion. The Amendment documents that certain Oil and Gas Properties were not included in the April 1, 2016 Redetermination per agreement of the parties. The Amendment also changes the Credit Agreement provision relating to certain Senior Notes that may be issued by Energen without a reduction in the Borrowing Base by extending the deadline for issuing such Senior Notes from the delivery of the New Borrowing Base Notice for the Scheduled Redetermination scheduled to occur on or about April 1, 2016 to the delivery of the New Borrowing Base Notice for the Scheduled Redetermination scheduled to occur on or about October 1, 2016. The Amendment reduces the aggregate stated amount of letters of credit available to Energen from an amount not to exceed $100 million to an amount not to exceed $50 million. Finally, the Amendment adds provisions to the Credit Agreement to address the requirements now applicable to Lenders who are EEA Financial Institutions with respect to the Bail-In Legislation referenced therein.

In the ordinary course of their respective businesses, certain of the lenders and other parties to the Amendment and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services to Energen and its affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summary of the material terms of the Amendment is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1. In the event of any discrepancy between the preceding summary and the text of the Amendment, the text of the Amendment shall control.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amendment to the Credit Agreement dated as of April 13, 2016, by and among Energen Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

April 14, 2016	By:	/S/ CHARLES W. PORTER, JR.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation